CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1999, appearing on page 42 of Exabyte Corporation's Annual Report on Form 10-K for the year ended January 2, 1999.




/s/  PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
February 23, 2000